UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2024

Grayscale Bitcoin Mini Trust ETF

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42194	99-6383052
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Bitcoin Mini Trust ETF Shares	BTC	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 19, 2024, Grayscale Investments, LLC (the “Sponsor”) effected a previously-announced reverse share split of Grayscale Bitcoin Mini Trust ETF’s (the “Trust”) shares, at a ratio of 1-for-5 (the “Reverse Share Split”), effective as of 5:00 p.m. Eastern Time (the “Effective Time”).

At the Effective Time, every 5 (five) shares of the Trust’s existing shares automatically converted into 1 (one) share. As a result of the Reverse Share Split, a shareholder could hold a fractional share. Any fractional shares that were created as a result of the Reverse Share Split may either, at the discretion of such shareholder’s Depository Trust Company (“DTC”) participant, (i) be tracked by such DTC participant on its internal ledgers or (ii) be aggregated and sold after determination of the number of fractional shares that would be created as a result of the Reverse Share Split, and shareholders will receive the net cash proceeds of such sale in proportion to the fractional shares sold that would otherwise be held by such shareholder as a result of the Reverse Share Split. Fractional shares cannot trade on NYSE Arca, Inc. (“NYSE Arca”).

Following the Reverse Share Split, as of November 20, 2024, the shares continue to trade on NYSE Arca under the symbol “BTC.” The Reverse Share Split increased the price per share of the Trust to five times the net asset value of a share prior to the Reverse Share Split, with a proportionate decrease in the number of shares outstanding (excluding fractional shares). The new CUSIP number for the shares following the Reverse Share Split is 389930 207.

The press release regarding the Reverse Share Split is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release regarding the Reverse Share Split
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments, LLC, as Sponsor of Grayscale Bitcoin Mini Trust ETF

Date:	November 20, 2024	By:	/s/ Edward McGee
Name: Edward McGee Title: Chief Financial Officer*

* The Registrant is a trust and the identified person signing this report is signing in their capacity as an authorized officer of Grayscale Investments, LLC, the Sponsor of the Registrant.